                                                                    EXHIBIT 99.1


            [LETTERHEAD OF WASHINGTON REAL ESTATE INVESTMENT TRUST]


FOR IMMEDIATE RELEASE                                          February 27, 2001
Page 1 of 8


                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                  2000 Funds From Operations Per Share Up 14%

Washington Real Estate Investment Trust (WRIT) reported today that Funds From Operations (FFO) increased 14.8% to $64,295,000 for the year ended December 31, 2000 from $55,982,000 for the year ended December 31, 1999. FFO per share increased 14.0% to $1.79 in 2000 from $1.57 in 1999. FFO is the primary performance measure for the REIT industry.

FFO per share increased 15.0% to $.48 per share in the fourth quarter of 2000 over the fourth quarter of 1999, excluding the one-time effects of an accounting change in Q4 1999. When the one-time effects of the accounting change are included, FFO per share increased 6.7% in the fourth quater of 2000 over the fourth quarter of 1999.

Edmund B. Cronin, Jr., Chairman, President and CEO, stated that, "WRIT's FFO growth is due to the excellent performance of recent acquisitions, combined with the strong core portfolio net operating income increase of 9.0% for the year ended December 31, 2000." WRIT's core portfolio excludes properties not owned for the entirety of both periods being compared.

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington-Baltimore region. The Trust owns a diversified portfolio of 57 properties consisting of 10 retail centers, 23 office properties, 15 industrial/flex properties and 9 multi-family properties.

WRIT's streak of 34 consecutive years of increased earnings per share and 28 consecutive years of increased FFO per share growth spans 4 recessions. WRIT's dividends have increased every year for 30 consecutive years. During these 30 years, WRIT's dividends have increased 36 times, a record unmatched by any other publicly traded real estate investment trust. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Certain statements in this press release and the supplemental disclosures attached hereto are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions and changes in general and local economic and real estate market conditions and the timing and pricing of lease transactions.

                                   CONTINUED

FOR IMMEDIATE RELEASE                                          FEBRUARY 27, 2001
Page 2 of 8


                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                             FINANCIAL HIGHLIGHTS
                     (in thousands except per share data)

                                                           Quarter Ended December 31,             Twelve Months Ended December 31,
                                                       --------------------------------         ---------------------------------
OPERATING RESULTS                                          2000                 1999                2000                 1999
--------------------------------------------           -----------          -----------         -----------           -----------
Real estate rental revenue                             $    35,211          $    32,891             134,732           $   118,975
Real estate expenses                                        (9,636)              (9,196)            (38,316)              (35,281)
                                                       -----------          -----------         -----------           -----------
                                                            25,575               23,695              96,416                83,694
Real estate depreciation and amortization                   (5,833)              (5,690)            (22,723)              (19,590)
                                                       -----------          -----------         -----------           -----------
Income from real estate                                $    19,742          $    18,005         $    73,693           $    64,104

Other income                                                   264                  210                 943                   732
Interest expense                                            (6,735)              (6,200)            (25,531)              (22,271)
General and administrative                                  (1,774)              (1,663)             (7,533)               (6,173)
                                                       -----------          -----------         -----------           -----------

Income before gain on sale of real estate              $    11,497          $    10,352         $    41,572           $    36,392

Gain on sale of real estate                                      0                    0               3,567                 7,909
                                                       -----------          -----------         -----------           -----------

Net Income                                             $    11,497          $    10,352         $    45,139           $    44,301
                                                       ===========          ===========         ===========           ===========

Income before gain on real estate per share
 (Basic)                                               $      0.32          $      0.29         $      1.16           $      1.02
                                                       ===========          ===========         ===========           ===========

Income before gain on real estate per share
 (Diluted)                                             $      0.32          $      0.29         $      1.16           $      1.02
                                                       ===========          ===========         ===========           ===========

Net income per share (Basic)                           $      0.32          $      0.29         $      1.26           $      1.24
                                                       ===========          ===========         ===========           ===========
Net income per share (Diluted)                         $      0.32          $      0.29         $      1.26           $      1.24
                                                       ===========          ===========         ===========           ===========

Income before gain on sale of real estate              $    11,497          $    10,352         $    41,572           $    36,392
Real estate depreciation and amortization                    5,833                5,690              22,723                19,590
                                                       -----------          -----------         -----------           -----------

Funds from operations                                  $    17,330          $    16,042         $    64,295           $    55,982
                                                       ===========          ===========         ===========           ===========

Funds from operations per share
 (Basic)                                               $      0.48          $      0.45         $      1.80           $      1.57
                                                       ===========          ===========         ===========           ===========
Funds from operations per share
 (Diluted)                                             $      0.48          $      0.45         $      1.79           $      1.57
                                                       ===========          ===========         ===========           ===========

Dividends paid per share                               $     .3125          $    0.2925         $    1.2300           $    1.1575
                                                       ===========          ===========         ===========           ===========

Weighted average shares outstanding                     35,736,723           35,721,494          35,734,530            35,713,945
Fully diluted weighted average shares                   36,027,658           35,722,991          35,872,366            35,722,602
 outstanding

                                                       As of                As of
BALANCE SHEET DATA                               December 31, 2000    December 31, 1999
------------------                               -----------------    -----------------
Cash and temporary investments                         $     6,426          $     4,716
Real estate assets, at cost (1)                            698,513              661,870
Total assets, at cost (1)                                  732,953              692,054
Lines of credit payable                                          0               33,000
Mortgage notes payable                                      86,260               87,038
Notes payable                                              265,000              210,000
Total liabilities                                          371,833              349,769
Shareholders' equity                                       258,656              257,189
Shareholders' equity, at cost (1)                          359,562              340,763

     (1)  At cost means adding back accumulated depreciation

                                  CONTINUED

Washington Real Estate Investment Trust
Q4 2000 Supplemental Disclosures
Page 3 of 8


WRIT Continues to Produce Significantly Higher FFO Per Share Growth Than the
----------------------------------------------------------------------------
REIT Industry
-------------

As reflected in the following graph, WRIT's FFO per share growth, as compared to the corresponding quarter in the preceding calendar year, continues to significantly outperform the industry.


                             [GRAPH]

                          REIT
             WRIT*      INDUSTRY**
Q3 1999      11.8%        8.9%
Q4 1999      13.6%        8.1%
Q1 2000      12.2%        8.4%
Q2 2000      10.6%        8.5%
Q3 2000      15.8%        9.1%
Q4 2000      15.0%        N/A
Average      13.2%        8.4%


*WRIT growth is shown excluding accounting change to straight-line rents in Q4 1999. The Q4 2000 straight-line rents were $0.6 million net of reserves.

**REIT Industry data for Q3 1999 through Q3 2000 is actual FFO per share growth per Credit Suisse First Boston Equity REIT Research. Q4 2000 Industry data is not yet available and, therefore, the industry average is the five quarter average from Q3 1999 through Q3 2000.

Core Portfolio Operating Income (NOI) Growth and Rental Rate Growth - Q4 2000
-----------------------------------------------------------------------------
vs. Q4 1999
-----------

                                                       Rental Rate
      Sector                    NOI Growth                Growth
                                ----------             -----------
Apartments                          7.2%                   9.1%
Office Buildings                    6.4%                   5.0%
Retail Centers                      9.0%                   2.9%
Industrial/Flex Centers            14.9%                   6.0%
                                   ----                    ---

Overall Core Portfolio              8.2%                   5.7%

Core portfolio operating expenses increased 8.2% in Q4 2000 vs. Q4 1999.

                                   CONTINUED

Washington Real Estate Investment Trust
Q4 2000 Supplemental Disclosures
Page 4 of 8

Core Portfolio & Overall Occupancy Levels By Sector
---------------------------------------------------

                                         Core Portfolio                       All Properties
                                   ------------------------------------------------------------------
                                   4th QTR           4th QTR           4th QTR             4th QTR
Sector                              2000              1999              2000                1999
------                              ----              ----              ----                ----
Apartments                          96.1%              97.2%            96.1%               97.2%
Office Buildings                    97.6%              96.8%            97.4%               96.7%
Retail Centers                      97.2%              94.2%            97.2%               93.5%
Industrial/Flex Centers             98.1%              94.6%            98.1%               94.6%
                                    ----               ----             ----                ----

Overall Portfolio                   97.3%              96.3%            97.2%               96.1%

WRIT Continues to Produce Significantly Higher Core Portfolio NOI Growth Than
-----------------------------------------------------------------------------
the REIT Industry
-----------------

As reflected in the following graph, WRIT's core portfolio NOI growth, as compared to the corresponding quarter in the preceding calendar year, continues to significantly outperform the industry.


                                    [GRAPH]

                               WRIT*          REIT INDUSTRY**
                               -----          -------------
Q3 1999                         6.8%               5.4%
Q4 1000                         7.4%               5.6%
Q1 2000                         9.3%               6.2%
Q2 2000                         7.4%               6.3%
Q3 2000                        10.4%               6.9%
Q4 2000                         8.2%               N/A
AVERAGE                         8.3%               6.1%


*WRIT growth is shown excluding accounting change to straight-line rents in Q4 1999. The Q4 2000 core portfolio straight-line rents were $0.6 million net of reserves.

**REIT Industry Same Store NOI growth data is per Salomon Smith Barney Equity REIT Research. Q4 2000 Industry data is not yet available and, therefore, the industry average is the 5 quarter average from Q3 1999 through Q3 2000.

Straight Line Rents
-------------------

In response to the SEC's Staff Accounting Bulletin No. 99 on Materiality, in Q4 1999, WRIT commenced recognition of rental revenue on a straight-line basis. The following disclosure is provided to improve

                                   CONTINUED

Washington Real Estate Investment Trust
Q4 2000 Supplemental Disclosures
Page 5 of 8


comparability between Q4 2000 and Q4 1999 (all amounts except per share amounts are in $000's):

                                       Including Straight Line            Excluding Straight Line
                                                Rents                              Rents
                                   ------------------------------------------------------------------
                                        4th QTR        4th QTR             4th QTR        4th QTR
                                         2000            1999               2000           1999
                                         ----            ----               ----           ----
Straight Line Rent Adjustment             670           1,807/1/             N/A            N/A
FFO                                    17,330          16,042             16,660          14,235
FFO Per Share                         $  0.48         $  0.45            $  0.46         $  0.40
FFO Per Share Growth                      6.7%                              15.0%
Core Portfolio Operating Income
(NOI) Growth                              2.8%                               8.2%

/1/ Q4 1999 reflected full year impact of 1999 straight-line rent activity.


Q4 2000 Commercial Leasing Activity
-----------------------------------

In Q4 2000, WRIT executed leases for 636,000 square feet of commercial space at a weighted average increase of 18.5% over the prior rent in place on a cash, i.e., non-straight lined basis. Details by sector are as follows:
      ------------------------

                                               Previous         New
Sector                    Square Feet          Face Rent        Face Rent          $ Increase         % Increase
------                    -----------          ---------        ---------          ----------         ----------
Office                    289,229              $23.21           $27.69             $4.48              19.3%
Retail                     64,955              $12.25           $14.42             $2.17              17.6%
Industrial/Flex           281,684              $ 6.72           $ 7.78             $1.06              15.8%
                          -------              ------           ------             -----              ----

Overall                   635,868              $14.79           $17.52             $2.73              18.5%

                    Avg Term     Avg Tenant
Sector              (Years)      Imp/SF
------              -------      ------
Office              3.2          $ 2.76
Retail              4.3          $  .64
Industrial/Flex     1.8          $  .06
                  -----          ------

Overall             2.7          $ 1.35

This average 18.5% cash rent increase compares to an average of 17.1% in Q3
2000.

Q4 2000 Acquisitions
--------------------

Courthouse Square, an office/retail complex in historic Old Town Alexandria, Virginia, was acquired for $17 million on October 10, 2000. The 113,000 rentable square foot building, with 139 parking spaces, was 98% leased at acquisition.
At a purchase price of $150 per square foot, the building was acquired at a substantial discount to replacement cost.

WRIT expects this acquisition to produce a first year cash return on investment of 10.5%.

                                   CONTINUED

Washington Real Estate Investment Trust
Q4 2000 Supplemental Disclosures
Page 6 of 8

Over the next two years leases for 31% of the building's rentable area expire. Those leases are at rents currently 36% below market.

Courthouse Square is located in the heart of historic Old Town Alexandria, Virginia, adjacent to the City of Alexandria Courthouse and one block west of the Alexandria City Hall. Leasing and operational synergies are anticipated at Courthouse Square as it is located directly across from WRIT's 515 King Street property, a 78,140 square foot office building.

Q4 2000 Dispositions
--------------------

None

Northern Virginia Industrial Park Update
----------------------------------------

On May 22, 1998, WRIT acquired the 790,000 square foot Northern Virginia Industrial Park (NVIP). At acquisition, the property was 83% leased at an average per square foot rent of $4.25 NNN. Upon acquisition, WRIT reported that the property had been under-managed and that the market vacancy rate was approximately half the project vacancy rate. In addition, WRIT indicated that market rents for the property, in a well managed condition, would range from $5.00 to $5.50 NNN, depending on the interior office build-out of the various spaces.

As of December 31, 2000, i.e., in the 31 months since acquisition, WRIT has executed leases for 760,000 square feet at a weighted average $5.59 NNN psf. This average rent is 31% above the average rent in the park at acquisition.

NVIP was 96% leased as of December 31, 2000.

Capital Improvements Summary
----------------------------

During Q4 2000, WRIT invested $4.0 million in real estate capital improvements. A breakdown of these improvements is as follows (in 000's):

Accretive Capital Improvements
     Acquisition Related                       $  570
     Expansions & Major Renovations                 -
     Tenant Improvements                        1,323
                                               ------
Total Accretive Capital Improvements            1,893
     Recurring Capital Improvements             2,156
                                               ------
Total Capital Improvements                     $4,049

Leasing Commissions Capitalized                $  473

                                   CONTINUED

Washington Real Estate Investment Trust
Q4 2000 SUPPLEMENTAL DISCLOSURES
Page 7 of 8


DECEMBER 31, 2000 DEBT SUMMARY
------------------------------

At December 31, 2000, WRIT's debt was as follows (in $millions):

                                       Wtd Avg         Wtd Avg
                         Amount    Maturity (Yrs)   Interest Rate
                         ------    --------------   -------------

Secured                 $  86.3               6.8             7.5%

Senior Notes & MTNs     $ 265.0               8.5             7.4%
                        ------------------------------------------
Subtotal                $ 351.3               8.7             7.4%

Lines of Credit*        $     0
                        ------------------------------------------
Total Debt              $ 351.3               8.7             7.4%



*WRIT's Lines of Credit total $75 million of capacity at LIBOR + 70bp.

No more than $60 million of debt matures in any one year and less than $1 million matures in each year until 2003.


Supplemental Debt Information at December 31, 2000
--------------------------------------------------

Debt to Total Market Capitalization:   29.1%

Earnings to Fixed Charges Ratio:       3.47x

Debt Service Coverage Ratio:           3.47x


REIT INDUSTRY ISSUES
--------------------

In light of recent issues raised in the REIT industry, WRIT makes the following disclosures:

  1.  WRIT has no non-income producing land held for development.
  2. WRIT has only one theatre lease in its portfolio. This lease runs through 6/30/02 at rent that WRIT estimates to be less than 1/3 of current market rent.

                                   CONTINUED

Washington Real Estate Investment Trust
Q4 2000 SUPPLEMENTAL DISCLOSURES
Page 8 of 8


Conference Call Information
---------------------------

WRIT will conduct a Conference Call to discuss 4th Quarter Earnings on Wednesday, February 28, 2001 at 11:00 A.M. Eastern Standard Time. Conference Call access information is as follows:

     USA Toll Free Number:           877-601-3546
     International Toll Number:      415-228-4999
     Pass Code:                      Washington REIT
     Conference Leader:              Mr. Larry Finger

A replay of the Conference Call will be available for two weeks commencing one hour after the Conference Call concludes until March 13, 2001 at 5:00 P.M. Eastern Standard Time. Instant Replay access information is as follows:

     USA Toll Free Number:           800-568-6411
     International Toll Number:      402-220-2168

A live on-demand webcast of the Conference Call will also be available on WRIT's website at www.writ.com. An on-line playback of the webcast will be available
           ------------
at www.writ.com for 30 days following the Conference Call.
   ------------

                                      END